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                                                                  EXHIBIT 10.10

                                ESCROW AGREEMENT

This ESCROW AGREEMENT effective as of the day of ______, 2000, by and among:

                  SOUTHERN COMMUNITY BANCORP, a Florida corporation, the principal place of business of which is located at 250 North Orange Avenue, Orlando, Florida 32801 (hereinafter referred to as the "Company")

                                       and

                  SUNTRUST BANK, located at 255 South Orange Avenue, Orlando, Florida 32801 (hereinafter referred to as the "Escrow Agent")

                                   WITNESSETH:

         WHEREAS, the Company intends to undertake an offering of a minimum of 200,000 shares and a maximum of 1,050,000 shares of its common stock, par value $1.00 per share (the "Common Stock") at a subscription price of $16.50 per share (the "Offering"); and

         WHEREAS, the Company has agreed to establish two (2) escrow accounts, with the amounts deposited in the first escrow (the "First Escrow") to be utilized to capitalize the Company's proposed new bank subsidiary, Southern Community Bank of Southwest Florida (the "New Bank"), and with the amounts deposited into the second escrow account (the "Second Escrow") to be primarily utilized for providing additional working capital to the Company's existing bank subsidiary, Southern Community Bank (the "Existing Bank"); and

         WHEREAS, persons who subscribe to purchase shares in the Offering (the "Subscribers") must designate how much of their proceeds will be deposited in the First Escrow or the Second Escrow; and

         WHEREAS, the Company desires to appoint the Escrow Agent to act as escrow agent with respect to the Offering; and

         WHEREAS, the Escrow Agent has agreed to act as escrow agent for purposes of the Offering on the terms, and subject to the conditions, set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties hereto agree as follows:



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         1.       APPOINTMENT OF ESCROW AGENT.  The Escrow Agent has agreed to act as the escrow agent for the Offering, pursuant to the terms and conditions of this Agreement.

         2. DEPOSIT AND DELIVERY OF PROCEEDS. For purposes of this Agreement, the term "Proceeds" shall mean all subscription proceeds which may be delivered to the Escrow Agent, whether in the form of checks, cashier checks and/or money orders. The Company shall promptly deliver to the Escrow Agent all Proceeds received by the Company from Subscribers. The Escrow Agent shall deposit the Proceeds in either the First Escrow or the Second Escrow, or both, as designated by each Subscriber. The Escrow Agent shall have no responsibility whatsoever for Proceeds not delivered to the Escrow Agent or for funds that have not yet cleared and become good funds. The parties acknowledge that Subscribers have been instructed to make all checks for the Common Stock payable to the Escrow Agent. In the event that a Subscriber makes a check payable to the Company, the Company shall endorse such checks to the order to the Escrow Agent. Simultaneously with the delivery of the Proceeds received from each Subscriber, the Company shall deliver to the Escrow Agent a copy of the Subscription Agreement executed by each Subscriber and the Company's written acceptance of the subscription offer contained in the Subscription Agreement.

         3. PARTIAL REJECTION OF SUBSCRIPTIONS. If the Company elects to accept a subscription offer for less than the number of shares requested by a Subscriber in his Subscription Agreement, then the Company shall notify the Escrow Agent in writing of the number of shares which the Company has elected to accept. Promptly after the receipt of such notice, the Escrow Agent shall deposit the accepted portion of the Subscriber's Proceeds in the appropriate escrow account or accounts and remit to the Subscriber that portion of his Proceeds which were not accepted, without interest or deduction.

         4. TERMS OF FIRST ESCROW. The Escrow Agent shall hold and disburse all Proceeds deposited in the First Escrow on the following terms and conditions:

                  (a) Unless the Escrow Agent has previously disbursed the Proceeds under Section 4(b), the Escrow Agent will promptly return all Proceeds deposited in the First Escrow to Subscribers to the First Escrow, without interest or deduction, upon the first to occur of the following:

                           (i) Upon written notice from the Company that the Offering has been terminated; or

                           (ii) Upon the Expiration Date (as defined below) of the Offering.

                  (b) The Escrow Agent will promptly deliver the Proceeds deposited in the First Escrow to the Company upon the Company's written request, provided that both of the following conditions have been fulfilled:

                           (i) The Escrow Agent has received written notice from the Company that the Company has received all required regulatory approvals to open the New Bank; and


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                           (ii)     The Escrow Agent has received Proceeds of at
                                    least $10,065,000 designated for deposit to the First Escrow (including, any amounts transferred from the Second Escrow to the First Escrow under Section 5(c)).

                  (c) The parties acknowledge that the Company may continue to deposit additional Proceeds in the First Escrow even after the disbursement of Proceeds pursuant to Section 4(b). The Escrow Agent will promptly deliver such Proceeds to the Company, provided that the Escrow Agent shall not accept any Proceeds after the Expiration Date.

         5. TERMS OF SECOND ESCROW. The Escrow Agent shall hold all Proceeds deposited in the Second Escrow on the following terms and conditions:

                  (a) Unless the Escrow Agent has previously disbursed the Proceeds under Section 5(b), the Escrow Agent will promptly return all Proceeds deposited in the Second Escrow to Subscribers to the Second Escrow, without interest or deduction, promptly upon the first to occur of the following:

                           (i) Upon written notice from the Company that the Offering has been terminated; or

                           (ii)     Upon the Expiration Date of the Offering.

                  (b) The Escrow Agent will promptly deliver all Proceeds deposited in the Second Escrow to the Company upon the written request by the Company, provided that the Escrow Agent has received at least $3,300,000 designated for deposit in the the Second Escrow.

                  (c) The parties acknowledge that if the Company sells more than 200,000 shares with Proceeds designated for the Second Escrow, then the Company shall have a right to instruct the Escrow Agent either:

                           (i) To transfer the excess amounts from the Second Escrow to the First Escrow; or

                           (ii)     To release such Proceeds to the Company.

         In the event that any Proceeds are transferred to the First Escrow, the Escrow Agent will hold such additional Proceeds on the same terms as any other Proceeds deposited in the First Escrow.

         6. EXPIRATION DATE. The Expiration Date of the Offering shall be September 30, 2000, provided that the Company has the right to extend the Expiration Date to December 31, 2000. The Escrow Agent shall be entitled to assume that the Expiration Date is September 30, 2000, unless, prior to such date, the Company has provided written notice to the Escrow Agent that the Expiration Date has been extended to December 31, 2000.



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         7.       RETURN OF PROCEEDS TO SUBSCRIBERS. In the event that the
Escrow Agent is obligated to return Proceeds to any Subscriber pursuant to the terms of this Agreement, the Escrow Agent shall return such Proceeds to the Subscriber in the form of a check, mailed by regular mail, to the address the Subscriber set forth in such Subscription Agreement.

         8. INVESTMENT OF PROCEEDS BY ESCROW AGENT. The Escrow Agent shall invest the Proceeds deposited in each escrow account in the STI Classic Institutional U.S. Treasury Securities Money Market Fund (a AAA rated mutual fund comprised solely of investments in United States government, United States government backed securities and repurchase agreements collateralized by United States government backed securities). All income from the Fund shall accrue to the benefit of the Company. Upon the consummation, termination or expiration of the Offering, the Escrow Agent will deliver all income and other amounts earned on the investment of the Proceeds to the Company. The Escrow Agent shall furnish to the Company periodic and final reports regarding the investments of the Proceeds. The Escrow Agent shall have no liability or obligation whatsoever for the status of the investments or the failure of said investments, and shall have no responsibility for tax reporting in connection with earnings or gains/losses on the investments.

         9. DUTIES OF ESCROW AGENT. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

         10. RELIANCE OF ESCROW AGENT ON DOCUMENTS. The Escrow Agent may act in reliance upon any writing or instrument or signature which the Escrow Agent, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so.

         11. INDEMNIFICATION OF ESCROW AGENT. Unless the Escrow Agent discharges any of its duties hereunder in a manner constituting gross negligence or willful misconduct, the Company hereby agrees to indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as escrow agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim.

         12. DISCRETION OF ESCROW AGENT TO FILE AN INTERPLEADER ACTION IN THE EVENT OF DISPUTE. If the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, but shall not be required to, file an action of interpleader to resolve the disagreement and may hold all Proceeds until directed by a court of competent jurisdiction as to the manner or distribution or until all parties in dispute mutually agree to the distribution. The Escrow Agent shall be indemnified as set forth in Section 11 for all costs, including reasonable





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attorneys' fees incurred by it, in connection with the aforesaid interpleader action, and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment or other appropriate order in the interpleader action is entered.

         13. CONSULTATION WITH COUNSEL. The Escrow Agent may consult with independent counsel of its own choice and shall not be liable for any actions which it takes in reliance upon the advise of such counsel.

         14. LIMITATION OF LIABILITY. The Escrow Agent shall not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind unless they constitute gross negligence or willful misconduct on the part of the Escrow Agent.

         15. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign upon thirty (30) days written notice to the Company. If a successor escrow agent is not appointed by the Company within this thirty (30) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor or, at its option, the Escrow Agent may do nothing until such time as the Company has furnished the name of a successor escrow agent.

         16. COMPENSATION AND EXPENSES. The Escrow Agent shall be entitled to compensation from the Company for its services hereunder in an amount of $ . In the event Escrow Agent must return the Proceeds to a Subscriber, the Company will pay the Escrow Agent an additional $15.00 for each refund. The parties acknowledge that the Escrow Agent will earn a management fee on the investment of the Proceeds pursuant to Section 8 of this Agreement.

         17. NOTICES. All notices permitted or required to be given to any party under this Agreement shall be in writing and shall be deemed to have been given upon receipt by the party being notified. In the case of the Company, such notices shall be sent to: Mr. Charlie W. Brinkley, Jr., Chairman and CEO, Southern Community Bancorp, 250 North Orange Avenue, Orlando, Florida 32801. Either party may change the address to which said notice is to be given by giving notice of such to all other parties to this Agreement in the manner set forth herein.

         18. SUCCESSORS AND ASSIGNS. The rights created by the Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the Escrow Agent and the Company, as the case may be.

         19. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the laws of, the State of Florida.

         20. TERMINATION. This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have disbursed all of the Proceeds in accordance with the terms of this Agreement.

         21. COMPLETE AGREEMENT. This Agreement constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein.





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This Agreement may not be amended, modified or changed except by a writing signed by the party to be charged by said amendment, change or modification.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       SOUTHERN COMMUNITY BANCORP

                                       By: /s/ CHARLIE W. BRINKLEY, JR.
                                           ------------------------------------
                                                Charlie W. Brinkley, Jr.
                                                Chairman and CEO

                                       SUNTRUST BANK


                                       By: /s/ SunTrust Bank
                                           ------------------------------------
                                                First Vice President




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